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                      The Tax-Exempt Money Fund of America
                              333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


ABNER D. GOLDSTINE, President and PEO, and SUSI M. SILVERMAN, Treasurer of The Tax-Exempt Money Fund of America, (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                   Principal Financial Officer

THE TAX-EXEMPT MONEY FUND                     THE TAX-EXEMPT MONEY FUND
OF AMERICA                                    OF AMERICA

/s/ Abner D. Goldstine                       /s/ Susi M. Silverman
----------------------------                 -----------------------------
Abner D. Goldstine, President                Susi M. Silverman, Treasurer

Date: December 8, 2004                       Date: December 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE TAX-EXEMPT MONEY FUND OF AMERICA and will be retained by THE TAX-EXEMPT MONEY FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.